UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PROTAGENIC THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROTAGENIC THERAPEUTICS, Inc.

SUPPLEMENT

TO PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON february 21, 2025

January 6, 2025

On January 3, 2025, Protagenic Therapeutics, Inc., filed and commenced distribution of the Notice of Annual Meeting and Proxy Statement, dated January 3, 2025 (the Proxy Statement), with respect to the 2024 Annual Meeting of Shareholders (the Annual Meeting) to be held on February 21, 2025 at 10:00 a.m. Eastern Time online via the internet at www.virtualshareholdermeeting.com/PTIX2024. References to “Protagenic,” “the Company,” “we,” and “our” refer to Protagenic Therapeutics, Inc. This proxy statement supplement (the Supplement) provides updated information.

As previously disclosed in the Proxy Statement, the Board of Directors of the Company fixed the close of business on December 30, 2024 as the record date (the Record Date) for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof. This Supplement is being filed to correct an inadvertent error with respect to the description of the Record Date in the section titled “Notice of Virtual Annual Meeting of Stockholders” (the Notice). As stated throughout the rest of the Proxy Statement, the correct Record Date is December 30, 2024 (not January 3, 2025, as reported in the Notice).

Additionally, in the Proxy Statement, the Company inadvertently reported an incorrect number of shares of the Company’s common stock outstanding as of the Record Date. The correct number of shares of common stock outstanding as of the Record Date is 7,241,443 (not 7,143,318, as reported in the Proxy Statement).

The Company is providing this Supplement solely to correct the inadvertent errors of (i) the Record Date that appears in the Notice, and (ii) the number of shares of common stock outstanding as of the Record Date, which appears on pages 3 and 4 of the Proxy Statement.

Effect on Voting

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except as specifically supplemented by the information contained in this Supplement. Proxy cards, voting instruction cards or Internet or telephone votes submitted before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the proxy card, voting instruction card or by the Internet or telephone vote submission.

If you have already submitted your proxy card or voting instruction card or otherwise voted your shares, you do not need to take any action unless you wish to change or revoke your vote.

If you have not yet voted your shares, we encourage you to vote your shares as soon as possible. Information about how to vote your shares, or change or revoke your prior vote, is available in the Proxy Statement. The proxy holders identified on the proxy card will vote your shares as indicated on the proxy card or in accordance with the Internet or telephone votes.